Exhibit 99.1
Intensity Therapeutics, Inc. Raises $6.6 Million from At The Market Offering (ATM) Stock Sales in July 2025

•Cash runway extended into the second half of 2026
•Average sales price per share was over 10% higher than the June 2025 public offering price

Shelton, Connecticut – August 4, 2025 – Intensity Therapeutics, Inc. (Nasdaq: INTS) (“Intensity” or “the Company”), a late-stage clinical biotechnology company focused on the discovery and development of novel intratumoral cancer therapies that are designed to kill tumors and increase immune system recognition of cancers using its proprietary non-covalent conjugation technology, announces that in July 2025 the Company added $6.6 million in gross proceeds ($6.3 million net) by selling 19,868,658 shares of its common stock via its At-the-Market offering (the “ATM”) at an average price of $0.3323 per share. Following such sales of common stock pursuant to the ATM, the Company has 46,035,081 shares of common stock issued and outstanding as of July 31, 2025.

“We were able to take advantage of strong liquidity and favorable prices in our stock last month. The proceeds from these ATM sales strengthen our balance sheet considerably and allow us to continue to advance the clinical trials into the second half of 2026,” said Lewis H. Bender, President and CEO of Intensity. “We are also pleased to announce that the average price per share for these ATM sales was more than 10% higher than our recently completed June 2025 public offering, and the costs to raise this incremental capital were much lower. We will continue to be selective and strategic in the deployment of the remainder of the ATM.”

About At the Market Transactions

“At-the-Market" (ATM) offerings, also known as "ATM" programs, refer to a method where a public company sells its newly issued shares directly into the existing trading market at the prevailing market price, rather than through a traditional underwritten offering. This approach allows companies to raise capital opportunistically and incrementally, as needed, with minimal disruption to the market and typically lower costs.

About INT230-6

INT230-6, Intensity's lead proprietary investigational product candidate, is designed for direct intratumoral injection. INT230-6 was discovered using Intensity's proprietary DfuseRx℠ technology platform. The drug consists of two proven, potent anti-cancer agents, cisplatin and vinblastine sulfate, and a diffusion and cell penetration enhancer molecule (“SHAO”) that facilitates the dispersion of potent cytotoxic drugs throughout tumors, allowing the active agents to diffuse into cancer cells. These agents remain in the tumor, resulting in a favorable safety profile. In addition to local disease control and direct tumor killing, INT230-6 causes a release of a bolus of neoantigens specific to the malignancy, leading to immune system engagement and systemic anti-tumor effects. Importantly, these effects are mediated without immunosuppression, which often occurs with systemic chemotherapy.

About Intensity Therapeutics

Intensity is a late-stage clinical biotechnology company whose novel engineered chemistry enables aqueous cytotoxic-containing drug formulations to mix and saturate a tumor's dense, high-fat, pressurized environment following direct intratumoral injection. As a result of the saturation, Intensity's clinical trials have demonstrated the ability of INT230-6 to kill tumors and elicit an adaptive immune response within days of injection, representing a new approach to cancer cell death that holds the potential to shift the treatment paradigm and turn many deadly cancers into chronic diseases even for malignancies that do not respond to conventional immunotherapy. Intensity has completed two clinical studies and enrolled over 200 patients using INT230-6: a Phase 1/2 dose escalation study in metastatic cancers including sarcomas (NCT03058289), and a Phase 2 randomized control clinical trial in locally advanced breast cancer (the “INVINCIBLE-2 Study”) (NCT04781725) in women without undergoing chemotherapy prior to their surgery. The Company initiated a Phase 3 trial in soft tissue sarcoma (the “INVINCIBLE-3 Study”) (NCT06263231), testing INT230-6 as second or third-line monotherapy compared to the standard of care (“SOC”) with overall survival as an endpoint. Intensity also initiated a Phase 2 study (the “INVINCIBLE-4 Study”) (NCT06358573) in collaboration with the Swiss Cancer Group, formerly the Swiss Group for Clinical Cancer Research, SAKK, as part of a Phase 2/3 program evaluating INT230-6 followed by the

SOC immunochemotherapy and the SOC alone for patients with presurgical triple-negative breast cancer. Pathological complete response (“pCR”) is the endpoint. For more information about Intensity, including publications, papers, and posters about its novel approach to cancer therapeutics, visit www.intensitytherapeutics.com.

Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These statements include, but are not limited to, statements relating to the Company’s expected future plans, cash runway, development activities, projected milestones, business activities or results. When or if used in this communication, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company or its management, may identify forward-looking statements. The forward-looking statements contained in this press release are based on management's current expectations and projections about future events. Nevertheless, actual results or events could differ materially from the plans, intentions, and expectations disclosed in, or implied by, the forward-looking statements. These risks and uncertainties, many of which are beyond our control, include: the initiation, timing, progress and results of future preclinical studies and clinical trials and research and development programs; the need to raise additional funding before the Company can expect to generate any revenues from product sales; plans to develop and commercialize product candidates; the timing or likelihood of regulatory filings and approvals; the ability of the Company’s research to generate and advance additional product candidates; the risk that product candidates that appear promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials; the implementation of the Company’s business model, strategic plans for the Company’s business, product candidates and technology; commercialization, marketing and manufacturing capabilities and strategy; the rate and degree of market acceptance and clinical utility of the Company’s system; the Company’s competitive position; the Company’s intellectual property position; developments and projections relating to the Company’s competitors and its industry; the Company’s ability to maintain and establish collaborations or obtain additional funding; expectations related to the use of cash and cash equivalents and investments; our potential inability to satisfy the Nasdaq Capital Market’s requirements for continued listing and be subject to delisting; estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and other risks described in the section entitled "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in the Company's subsequent SEC ﬁlings, which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management's current estimates, projections, expectations and beliefs. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

Investor Relations Contact:
Justin Kulik
Justin@coreir.com
CORE IR
(516) 222-2560

Media Contact:
Jules Abraham
CORE IR
pr@coreir.com

2